Exhibit 10.1

AMENDMENT NUMBER 1 TO THE MAKE GOOD ESCROW AGREEMENT

THIS AMENDMENT NUMBER 1 TO THE MAKE GOOD ESCROW AGREEMENT, dated as of September 27, 2011 (this “Amendment”), is entered into by and among China Oumei Real Estate Inc., a Cayman Islands company (the “Company”), Access America Investments, LLC, as representative of the Investors (the “Investor Representative”), Longhai Holdings Company Limited (the “Make Good Shareholder”) and Collateral Agents, LLC, a New York limited liability company, with its address at 111 West 57th Street, Suite 1416, New York, New York 10019 (the “Escrow Agent”). All capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings assigned them in the Subscription Agreement, between the Company and each investor signatory thereto (each, an “Investor” and collectively, the “Investors”), dated April 14, 2010 (the “Subscription Agreement”).

BACKGROUND

The parties to this Amendment are also parties to that certain Make Good Escrow Agreement, dated as of April 14, 2010 (the Make Good Agreement”). The parties hereto wish to amend the Make Good Agreement as set forth in this Amendment. Section 14 of the Make Good Agreement provides that the Make Good Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company, the Make Good Shareholder and the Investor Representative (upon consent of the Investors holding a majority of the Units issued at Closing under the Subscription Agreement). This Amendment constitutes a written agreement signed by the necessary parties in order to effectuate the amendment to the Make Good Agreement specified below.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS

SECTION 1.1. Amendment. The parties hereto agree that the Make Good Agreement shall be amended as set forth in this Section 1.1.

A new Section 5.9 is hereby inserted into the Make Good Agreement and shall read:

“5.9 Notwithstanding the foregoing or anything else to the contrary herein, at any time on or before December 15, 2011, the Company shall have the right to redeem the then outstanding Units at a price equal to the aggregate Investment Amount delivered by the Investors at Closing to purchase such Units, together with accrued but unpaid Preference Dividend thereon to, but not including, the redemption date (the “Redemption Price”).

If the Company elects to redeem the Units in accordance with the terms of this Section 5.9, it shall furnish to the Investor Representative and the Escrow Agent, at least ten (10) days before a redemption date, written notice of the Company’s intention to redeem the Units. The notice shall state: (i) the redemption date; (ii) the Redemption Price; (iii) that the Units called for redemption must be surrendered to the Company to collect the Redemption Price; and (iv) that, unless the Company defaults in making such redemption payment, Preference Dividend on the Units called for redemption ceases to accrue on the redemption date.

Upon the redemption of all, but no less than all, Units surrendered by the Investors, provided that such Units constitute no less than a majority of the outstanding Units and the payment of the Redemption Price by the Company to the redeeming Investors, all of the Escrow Shares remaining in the Escrow Account shall be delivered to the Make Good Shareholder pursuant to this Section 5 and no Investors shall have any rights to the Escrow Shares under this Agreement.”

SECTION 1.2. Full Force and Effect. For the avoidance of doubt, all other provisions of the Make Good Agreement shall remain in full force and effect.

ARTICLE II

MISCELLANEOUS

SECTION 2.1. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 2.2. Entire Agreement. This Amendment along with the Make Good Agreement and the other Transaction Agreements contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

SECTION 2.3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

ESCROW AGENT:

COLLATERAL AGENTS, LLC

By: /s/ Seth Fishman
Name: Seth Fishman
Title: President

COMPANY

CHINA OUMEI REAL ESTATE INC.
By: /s/ Weiqing Zhang____________
Name: Weiqing Zhang
Title: CEO

INVESTOR REPRESENTATIVE:

ACCESS AMERICA INVESTMENTS, LLC
By: /s/ Christopher Efird
Name: Christopher Efird
Title: President

MAKE GOOD SHAREHOLDER:

LONGHAI HOLDINGS COMPANY LIMITED
By: /s/ Antoine Cheng
Name: Antoine Cheng
Title: Director

Signature Page to the Amendment to Make Good